EXHIBIT 99.1

JOINT FILING AGREEMENT
PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

DATE: October 22, 2026

C/M CAPITAL MASTER FUND, LP

/s/ Thomas Walsh
Signature

By: C/M Global GP, LLC, General Partner, By: Thomas Walsh, Manager
Name/Title

C/M CAPITAL PARTNERS, LP

/s/ Thomas Walsh
Signature

Thomas Walsh, Partner
Name/Title

THOMAS WALSH

/s/ Thomas Walsh
Signature

Thomas Walsh, individually
Name/Title

JONATHAN JUCHNO

/s/ Jonathan Juchno
Signature

Jonathan Juchno, individually
Name/Title